June 3, 1999



Larry Williams
American Color Graphics, Inc.
100 Winners Circle
Brentwood, TN 37027

Dear Larry:

This letter will confirm that your employment letter dated September 1, 1995 has been extended through August 31, 1999 and shall be extended automatically thereafter for additional one year periods unless written notice of either party's intention not to extend has been given to the other party at least one year prior to the expiration of the then current term.

Please sign the enclosed copy of this letter and return it to me.



                                          Sincerely,

                                          American Color Graphics, Inc.



                                          By:   /s/ Stephen M. Dyott
                                              ----------------------------------
                                                Stephen M. Dyott, CEO




ACCEPTED AND AGREED TO:


     /s/ Larry Williams
-----------------------------------
         Larry Williams